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                                                                    EXHIBIT 99.3

                              NOTICE OF REDEMPTION
                                  TO HOLDERS OF
                     POWERTEL INC. (FORMERLY INTERCEL, INC.)
                       12% SENIOR DISCOUNT NOTES DUE 2006
                         REDEMPTION DATE: JUNE 30, 2001

                             CUSIP NO. 45844LAC2(1)

         Powertel, Inc. (formerly Intercel, Inc.) (the "Company"), hereby notifies you that it has elected to call for redemption on June 30, 2001 (the "Redemption Date"), pursuant to the provisions of the Indenture, dated as of April 19, 1996, as supplemented by the First Supplemental Indenture, dated as of June 16, 1998 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee, all of the Company's outstanding 12% Senior Discount Notes (the "Securities") at a redemption price of 106.000% per Security (the "Redemption Price"), together with accrued and unpaid interest to the Redemption Date. The aggregate principal amount outstanding of the Securities at stated maturity is $360,000,000.00.

         The Redemption Price, plus accrued and unpaid interest, will become due and payable on the Redemption Date upon surrender of the Securities to Bankers Trust Company, as Paying Agent, at the addresses set forth in this Notice. The Redemption Price, plus accrued and unpaid interest, shall be payable on July 2, 2001, because the Redemption Date is a non-business day. Interest on the Securities will cease to accrue from and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price, including accrued and unpaid interest).

         After the Redemption Date, your only remaining right with respect to the Securities will be to receive payment of the Redemption Price, plus accrued and unpaid interest to the Redemption Date, upon surrender of the Securities to Bankers Trust Company. To receive the Redemption Price, plus accrued and unpaid interest, you must surrender your Securities at one of the following addresses:


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       BY HAND                                 BY MAIL                     BY OVERNIGHT MAIL
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
Bankers Trust Company                  BT Services Tennessee, Inc.     BT Services Tennessee, Inc.
Corporate Trust and Agency Group       Special Services Unit           Special Services Unit
Receipt and Delivery Section           P.O. Box 291207                 648 Grassmore Park Road
123 Washington Street, 1st Floor       Nashville, TN 37229-1207        Nashville, TN 37229-1207
New York, New York 10006

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                      FOR INFORMATION: CALL 1-800-735-7777


(1) No representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained herein and you may rely only on the identification numbers printed on the Securities.
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         The method of delivery is at the option and risk of the holder, but, if mail is used, certified or registered mail is recommended for your protection.

                                    Powertel, Inc. (formerly Intercel, Inc.)

                                    By: Bankers Trust Company
                                        As Trustee

Dated:  May 31, 2001

Important Tax Information

Under the Interest and Dividend Tax Compliance Act of 1983, the paying agent is generally required to withhold 31% of the payment unless it is provided with a valid taxpayer identification number certified on IRS Form W-9.